SUB-ITEM 77E:
LEGAL PROCEEDINGS

Since October 2003,
Federated and related
 entities (collectively,
 "Federated"), and various
 Federated funds ("Funds"),
 have been
named as defendants in
several class action
 lawsuits now pending
in the United States
District Court for
the District of Maryland.
The lawsuits were purportedly
filed on behalf of people
 who purchased, owned and/or
 redeemed shares of
Federated-sponsored
mutual funds during
 specified periods beginning
November 1, 1998. The suits
 are generally similar in
alleging that Federated engaged
in illegal and improper
trading practices including
market timing and late
trading in concert with
certain institutional traders,
 which
allegedly caused financial
injury to the mutual fund
shareholders. These lawsuits
 began to be filed shortly
 after Federated's first
public
announcement that it had
 received requests for
 information on shareholder
 trading activities in
the Funds from the SEC,
the Office of
the New York State Attorney
 General ("NYAG"), and other
 authorities. In that regard,
 on November 28, 2005,
Federated announced
that it had reached final
 settlements with the SEC
and the NYAG with respect
 to those matters. S
pecifically, the SEC and
NYAG
settled proceedings
against three Federated
subsidiaries involving
undisclosed market timing
 arrangements and late trading.
 The SEC
made findings: that Federated
 Investment Management Company
 ("FIMC"), an SEC-registered
investment adviser to various
Funds, and
Federated Securities Corp.,
an SEC-registered broker-dealer
 and distributor for the Funds,
 violated provisions of the
Investment
Advisers Act and Investment
Company Act by approving,
but not disclosing, three
market timing arrangements,
or the associated
conflict of interest between
FIMC and the funds involved
in the arrangements, either
 to other fund shareholders
or to the funds'
board; and that Federated
Shareholder Services Company,
formerly an SEC-registered
transfer agent, failed to
prevent a customer and
a Federated employee from
late trading in violation
 of provisions of the
Investment Company Act.
The NYAG found that such
conduct violated provisions
 of New York State law.
Federated entered into the
 settlements without
admitting or denying the
 regulators'
findings. As Federated
 previously reported in 2004,
 it has already paid
approximately $8.0 million
 to certain funds as
determined by
an independent consultant.
As part of these settlements,
 Federated agreed to pay
disgorgement and a civil
money penalty in the
aggregate amount of an
additional $72 million and,
 among other things, agreed
that it would not serve as
investment adviser to any
registered investment company
unless (i) at least 75% of
the fund's directors are
independent of Federated,
(ii) the chairman of each
such fund is independent
 of Federated, (iii) no
action may be taken by
the fund's board or any
committee thereof unless
approved
by a majority of the
independent trustees of
the fund or committee,
 respectively, and (iv)
the fund appoints a "senior
 officer" who
reports to the independent
 trustees and is responsible
for monitoring compliance by
the fund with applicable laws
 and fiduciary duties
and for managing the process
 by which management fees
charged to a fund are approved.
 The settlements are described in
Federated's announcement which,
 along with previous press
 releases and related
communications on those matters,
is available in the
"About Us" section of Federated's
 website at FederatedInvestors.com.
Federated and various Funds have
also been named as defendants in
several additional lawsuits,
the majority of which are now
pending in the United States
District Court for the Western
District of Pennsylvania,
alleging, among other things,
 excessive advisory
and Rule 12b-1 fees.
The board of the Funds has
 retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in these
 lawsuits. Federated and
the Funds, and their respective
 counsel, are reviewing the
allegations and intend to
defend this litigation.
Additional lawsuits based
upon similar allegations may
be filed in the future. The
potential impact of these
lawsuits, all of which seek
unquantified damages,
attorneys' fees, and expenses,
 and future potential similar
 suits is uncertain. Although
we do not believe that these
lawsuits will have
a material adverse effect on
 the Funds, there can be no
 assurance that these suits,
 ongoing adverse publicity
and/or other
developments resulting from
 the regulatory investigations
 will not result in increased
 Fund redemptions, reduced
sales of Fund shares,
or other adverse consequences
for the Funds.